Exhibit 23.1

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

April 23, 2021

Penn Virginia Corporation

16285 Park Ten Place, Suite 500

Houston, Texas 77084

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation of the estimates contained in our report entitled “Report as of April 1, 2021 on Reserves and Revenue of Certain Properties with interests attributable to Penn Virginia Corporation” (our Report) in the Current Report on Form 8-K of Penn Virginia Corporation, to be filed with the United States Securities and Exchange Commission on or about April 23, 2021. In addition, we hereby consent to the incorporation by reference of our report of third party dated April 5, 2021, in the “Financial Statements and Exhibits” portion of the Current Report. We further consent to the incorporation by reference of references to DeGolyer and MacNaughton and to our Report in Penn Virginia Corporation’s Registration Statements on Form S-3 (File Nos. 333-2238137, 333-214709 and 333-254050) and Form S-8 (File Nos. 333-252026, 333-248403, 333-213979, and 333-233364).

Very truly yours,

/s/DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716